Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS STRONG RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

Increases Quarterly Dividend 18.2% to $0.13 per Share from $0.11 per Share

THIRD QUARTER HIGHLIGHTS:
•	Revenue increased to $178.6 million versus $134.4 million in Q3 2009, an increase of 32.9%
•	Organic revenue increased 7.5% for Q3 2010, an over 200 basis point acceleration from Q2 2010
•	EBITDA increased to $20.4 million versus $20.2 million in Q3 2009
•	Total Free Cash Flow of $38.9 million, an increase of 12.0% from $34.7 million in Q3 2009
•	Net new business wins of $14.7 million for Q3 2010 brings the year to date total to $47.5 million
•	Technology and digital services revenue increased to 45% from 43% in Q2 2010
•	2010 guidance maintained with revenues expected to increase 17.2% to 20.0% to $640-655 million from $545.9 million in 2009
•	EBITDA expected to increase 22.6% to 25.4% for 2010 to $86-88 million from $70.2 million in 2009
•	Total Free Cash Flow guidance increased to $71-73 million for 2010, representing an expected increase of 28.6% to 32.2% from $55.2 million in 2009
•	Increasing quarterly dividend 18.2% to $0.13 per share from $0.11 per share in prior quarter

NEW YORK, NY (October 27, 2010) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2010.

“Our industry leading financial results are driven by our investment in technology and digital innovation, the extraordinary quality of our talent pool, our entrepreneurial culture, and our rigorous focus on driving meaningful Returns on Marketing Investment for our clients,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners.  “Our durable competitive advantage utilizes technological expertise, creative and marketing services, data analytics, strategic consulting, and actionable ideas that make brands famous and drive consumer action that optimizes shareholder value for our clients.  We seamlessly provide all of these required services, which has led to a strong pace of new business wins, accelerating revenue growth, another quarterly dividend increase, and total free cash flow generation of $170-180 million over the last three years including 2010.  As importantly, we are very well positioned for even stronger growth in 2011.”

Guidance for 2010 is updated as follows:

	Adjusted	Implied	Pro Forma	Implied
	2010	Year over Year	2010	Year over Year
	Guidance	Change	Estimate	Change
Revenue	$640 - $655 million	+17.2% to +20.0%	$675 - $690 million	+23.6% to +26.4%
EBITDA	$86 - $88 million	+22.6% to +25.4%	$96 - $98 million	+36.8% to +39.7%
Free Cash Flow	$41 - $43 million	+0.2% to +5.1%	$48 - $50 million	+17.3% to +22.2%
+ Change in Working Capital and Other	+$30 million		+$30 million
Total Free Cash Flow	$71 - $73 million	+28.6% to +32.2%	$78 - $80 million	+41.3% to +44.9%

Note: The “Pro Forma 2010 Estimate” section of the above table accounts for recent acquisitions as if financial contributions to MDC occur for the entirety of 2010.

Consolidated revenue for the third quarter of 2010 was $178.6 million, an increase of 32.9% compared to $134.4 million in the third quarter of 2009. EBITDA (as defined) for the third quarter of 2010 was $20.4 million compared to $20.2 million in the third quarter of 2009, which was negatively impacted by revenue that was expected to be recognized in the third quarter but is now expected to be recognized in the fourth quarter, as well as higher costs associated with an increasing number of new business pitches. Net income (loss) attributable to MDC Partners Inc. in the third quarter was a loss of ($10.9) million compared to nominal income in the third quarter of 2009. Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the third quarter of 2010 was a loss of ($0.36) compared with $0.00 per share in the same period of 2009. Free cash flow from operations (as defined) was $8.5 million in the third quarter of 2010, compared with $14.0 million in the third quarter of 2009. Total free cash flow (equal to free cash flow, as defined, plus changes in working capital and other changes in cash) increased 12.0% to $38.9 million in the third quarter of 2010 from $34.7 million in the same quarter last year.

For the nine months ended September 30, 2010 consolidated revenue was $484.4 million, an increase of 22.5% compared to $395.6 million in the same period of 2009. EBITDA (as defined) for the first nine months of 2010 was $47.9 million, a decrease of 5.7% compared to $50.8 million in the first nine months of 2009.  Net income (loss) attributable to MDC Partners Inc. for the first nine months of 2010 was a loss of ($26.9) million compared to income of $0.1 million in the first nine months of 2009. Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the nine months ended September 30, 2010 was a loss of ($0.91) compared with income of $0.03 per share in the same period of 2009.

“Our unique business model has enabled us to deliver superior financial performance in a disciplined manner with a conservative approach to our balance sheet,” said David Doft, Chief Financial Officer.  “Organic growth is accelerating and we fully expect that this trend will continue for the remainder of 2010 and for 2011 as well.  Importantly, our recent acquisitions, all of which are accretive and fully integrated into our network, are performing on or ahead of plan, which will drive material incremental returns going forward.  Finally, we expect to deliver even better financial results in 2011 in terms of organic growth, margin expansion and free cash flow generation, especially as we get the full benefit of the recent acquisitions.”

MDC Partners Announces $0.13 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.13 per share on all of its outstanding Class A shares and Class B shares. The dividend will be payable on or about November 26, 2010 to shareholders of record at the close of business on November 12, 2010.

“We are dedicated to rewarding all of our shareholders for their loyalty and commitment,” said Mr. Nadal. “The payment of cash dividends remains an important part of our ongoing strategy to maximize shareholder value. The new dividend of $0.13 per share represents an 18.2% increase above MDC Partners’ last dividend payment and is representative of the significant increase in free cash flow that MDC has achieved to date. As total free cash flow continues to increase over time, we expect dividend payments to continue to increase as well while still having ample capital available to finance our growth initiatives.”

Conference Call

Management will host a conference call on Thursday, October 28, 2010 at 8:00 a.m. (EST) to discuss results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Thursday, November 11, 2010 by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 16264289) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and nine months ended September 30, 2010 and 2009; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and nine months ended September 30, 2010 and 2009.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$178,597	$134,421	$484,401	$395,607

Operating Expenses:
Cost of services sold	122,891	85,230	336,056	258,633
Office and general expenses	45,094	31,323	118,690	92,524
Depreciation and amortization	9,353	7,502	23,196	22,663
	177,338	124,055	477,942	373,820

Operating profit	1,259	10,366	6,459	21,787

Other Income (Expenses):
Other income (expense)	453	(3,072)	(423)	(2,979)
Interest expense and finance charges	(8,887)	(3,792)	(24,340)	(11,276)
Interest income	55	20	155	292

Income (loss) from continuing operations before income taxes
and equity in affiliates	(7,120)	3,522	(18,149)	7,824

Income tax expense	300	1,215	1,208	3,589

Income (loss) from continuing operations before equity in affiliates	(7,420)	2,307	(19,357)	4,235
Equity in earnings (loss) of non-consolidated affiliates	(1,496)	60	(1,639)	258

Income (loss) from continuing operations	(8,916)	2,367	(20,996)	4,493
Loss from discontinued operations, net of taxes	(556)	(79)	(1,410)	(625)
Net income (loss)	(9,472)	2,288	(22,406)	3,868
Net income attributable to the noncontrolling interests	(1,446)	(2,252)	(4,503)	(3,726)
Net income (loss) attributable to MDC Partners Inc.	$(10,918)	$36	$(26,909)	$142

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.36)	$0.00	$(0.91)	$0.03
Discontinued operations	$(0.02)	$0.00	$(0.05)	$(0.02)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.38)	$0.00	$(0.96)	$0.01

Income (Loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.36)	$0.00	$(0.91)	$0.03
Discontinued operations	$(0.02)	$0.00	$(0.05)	$(0.02)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.38)	$0.00	$(0.96)	$0.01

Weighted Average Number of Common Shares:
Basic	28,500,287	27,471,041	27,980,895	27,343,575
Diluted	28,500,287	29,009,655	27,980,895	27,838,740

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$110,582	$68,015	-	$178,597

Operating income (loss) as reported	$7,758	$1,107	$(7,606)	$1,259
margin	7.0%	1.6%		0.7%

Add:
Depreciation and amortization	4,277	4,990	86	9,353
Stock-based compensation	2,376	483	4,089	6,948
Acquisition deal costs	699	176	64	939
Deferred acquisition consideration adjustments to P&L	626	1,164	(126)	1,664
Profit distributions from affiliates	-	-	242	242

EBITDA *	15,736	7,920	(3,251)	20,405
margin	14.2%	11.6%		11.4%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$92,476	$41,945	-	$134,421

Operating income (loss) as reported	$14,348	$851	$(4,833)	$10,366
margin	15.5%	2.0%		7.7%

Add:
Depreciation and amortization	5,374	2,013	115	7,502
Stock-based compensation	705	292	1,234	2,231
Acquisition deal costs	-	-	-	-
Deferred acquisition consideration adjustments to P&L	-	-	-	-
Profit distributions from affiliates	-	-	80	80

EBITDA*	20,427	3,156	(3,404)	20,179
margin	22.1%	7.5%		15.0%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$308,722	$175,679	-	$484,401

Operating income (loss) as reported	$24,791	$(210)	$(18,122)	$6,459
margin	8.0%	-0.1%		1.3%

Add:
Depreciation and amortization	11,788	11,137	271	23,196
Stock-based compensation	5,207	1,248	6,849	13,304
Acquisition deal costs	739	841	89	1,669
Deferred acquisition consideration adjustments to P&L	935	2,040	-	2,975
Profit distributions from affiliates	-	-	249	249

EBITDA *	43,460	15,056	(10,664)	47,852
margin	14.1%	8.6%		9.9%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$264,753	$130,854	-	$395,607

Operating income (loss) as reported	$33,077	$1,767	$(13,057)	$21,787
margin	12.5%	1.4%		5.5%

Add:
Depreciation and amortization	16,191	6,184	288	22,663
Stock-based compensation	1,509	666	3,998	6,173
Acquisition deal costs	-	-	-	-
Deferred acquisition consideration adjustments to P&L	-	-	-	-
Profit distributions from affiliates	-	-	139	139

EBITDA*	50,777	8,617	(8,632)	50,762
margin	19.2%	6.6%		12.8%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
EBITDA	$20,405	$20,179	47,852	$50,762
Net Income Attibutable to Noncontrolling Interests	$(1,446)	$(2,252)	(4,503)	$(3,726)
Capital Expenditures	(2,446)	(1,201)	(8,166)	(3,285)
Cash Taxes	28	(85)	(775)	(487)
Cash Interest, net & Other	(8,025)	(2,620)	(21,985)	(8,204)

Free Cash Flow *	$8,516	$14,021	$12,423	$35,060

Diluted Common Shares Outstanding	28,500,287	29,009,655	27,980,895	27,838,740

Free Cash Flow per Share	$0.30	$0.48	$0.44	$1.26

* Free Cash Flow and Total Free Cash Flow are non-GAAP measures.  As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$40,995	$51,926
Accounts receivable, net	190,505	118,211
Expenditures billable to clients	34,239	24,003
Other current assets	12,365	8,105
Total Current Assets	$278,104	202,245

Fixed assets, net	35,826	35,375
Investment in affiliates	1,014	1,547
Goodwill	458,170	301,632
Other intangible assets, net	57,135	34,715
Deferred tax assets	12,584	12,542
Other assets	19,337	16,463
Total Assets	$862,170	$604,519

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$97,478	$77,450
Accrued and other liabilities	77,779	66,967
Advance billings	143,052	65,879
Current portion of long term debt	1,385	1,456
Current portion of deferred acquisition consideration	28,823	30,645
Total Current Liabilities	348,517	242,397

Revolving credit facility	-	-
Long-term debt	284,756	216,490
Long-term portion of deferred acquisition consideration	53,494	-
Other liabilities	7,835	8,707
Deferred tax liabilities	8,986	9,051
Total Liabilities	703,588	476,645

Redeemable Noncontrolling Interests	36,275	33,728

Shareholders' Equity:
Common shares	226,233	218,533
Additional paid in capital	-	9,174
Charges in excess of capital	(3,701)
Accumulated deficit	(158,069)	(131,160)
Stock subscription receivable	(217)	(341)
Accumulated other comprehensive loss	(5,263)	(5,880)
MDC Partners Inc. Shareholders' Equity	58,983	90,326
Noncontrolling Interests	63,324	3,820
Total Equity	122,307	94,146

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$862,170	$604,519

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2010	2009

Cash flows provided by continuing operating activities	$26,370	$50,424
Discontinued operations	(1,097)	(250)
Net cash provided by operating activities	25,273	50,174

Net cash used in continuing investing activities	(86,381)	(11,156)
Discontinued operations	(710)	(3)
Net cash used in investing activities	(87,091)	(11,159)

Net cash provided by (used in) continuing financing activities	50,865	(8,923)

Effect of exchange rate changes on cash and cash equivalents	22	(486)

Net increase (decrease) in cash and cash equivalents	$(10,931)	$29,606